Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

T1 Energy Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Other	Equity	Common Stock, par value of $0.01 per share		Other		$	$			$					$
Other	Equity	Preferred Shares		Other
Other	Debt	Debt Securities		Other
Other	Other	Warrants		Other
Other	Other	Subscription Rights		Other
Other	Other	Units		Other
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal Shelf)	(1)	457(o)	264,500,000			264,500,000.00	0.0001531		40,494.95
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value of $0.01 per share		415(a)(6)								S-3	333-267235	09/12/2022
Carry Forward Securities	Equity	Preferred Shares		415(a)(6)								S-3	333-267235	09/12/2022
Carry Forward Securities	Debt	Debt Securities		415(a)(6)								S-3	333-267235	09/12/2022
Carry Forward Securities	Other	Warrants		415(a)(6)								S-3	333-267235	09/12/2022
Carry Forward Securities	Other	Subscription Rights		415(a)(6)								S-3	333-267235	09/12/2022
Carry Forward Securities	Other	Units		415(a)(6)								S-3	333-267235	09/12/2022
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal Shelf)	(2)	415(a)(6)		$		$235,500,000.00		$		S-3	333-267235	09/12/2022		$21,830.85

Total Offering Amounts:								$500,000,000.00			40,494.95
Total Fees Previously Paid:
Total Fee Offsets:											0.00
Net Fee Due:											$40,494.95

__________________________________________
Offering Note(s)

(1)	The amount of new securities to be registered consists of up to $264,500,000 aggregate offering price of an indeterminate amount of common stock, preferred shares, debt securities, warrants, subscription rights and/or units of the registrant. There is also being registered hereunder such currently indeterminate number of common stock, preferred shares and indeterminate amount of debt securities as may be issued upon conversion, exchange or exercise, as applicable, of any preferred shares, debt securities, warrants or subscription rights or settlement of any units, including such shares of common stock or preferred shares as may be issued pursuant to anti-dilution adjustments determined at the time of offering. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(2)	In accordance with Rule 416 under the Securities Act, this registration statement shall be deemed to cover an indeterminate number of additional securities to be offered or issued from stock splits, stock dividends or similar transactions. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered by the registrant on the registrant's shelf registration statement on Form S-3 (File 333-267235), originally filed on September 1, 2022 and declared effective on September 12, 2022 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of up to $500,000,000 of an indeterminate amount of common stock, preferred shares, debt securities, warrants, subscription rights and/or units of the registrant. Of such securities, $235,500,000 remain unsold (the “Unsold Shelf Securities”), all of which the registrant has determined to include in this registration statement. In connection with the registration of the Unsold Shelf Securities on the Prior Registration Statement, the registrant paid a registration fee of $21,830.85 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The registrant is not required to pay any additional registration fee with respect to the Unsold Shelf Securities being included in this registration statement in reliance on Rule 415(a)(6), because such Unsold Shelf Securities (and associated registration fees) are being carried over from the Prior Registration Statement to this registration statement. Accordingly, the amount of registration fee in the table above reflects only the registration fee attributable to the $264,500,000 of new securities registered on this registration statement. The registration fee previously paid by the registrant relating to the Unsold Shelf Securities included on this registration statement will continue to be applied to such Unsold Shelf Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any such Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.